UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2012

CENTRAL BANCORP, INC.
(Exact Name Of Registrant As Specified In Charter)

Massachusetts	0-25251	04-3447594
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Highland Avenue, Somerville, Massachusetts 02144
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (617) 628-4000

Not Applicable
(Former Name Or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On March 29, 2012, Central Co-operative Bank (the “Bank”), the wholly owned subsidiary of Central Bancorp, Inc. (the “Company”), and John D. Doherty, the Chairman and Chief Executive Officer of the Company and the Bank, entered into an agreement to amend Section IV of the Executive Salary Continuation Agreement, dated as of December 20, 2007, by and between the Bank and Mr. Doherty (the “Agreement”).  As amended,Section IV of the Agreement now provides that, effective as of January 1, 2012, on Mr. Doherty’s Retirement Date (as such term is defined in the Agreement), Mr. Doherty will be entitled to an annual retirement benefit from the Bank equal to sixty percent (60%) of the average high three years of Mr. Doherty’s base salary, offset by certain items set forth in the Agreement.  Prior to giving effect to the amendment, Section IV of the Agreement provided that, on Mr. Doherty’s Retirement Date, Mr. Doherty would be entitled to an annual retirement benefit from the Bank equal to fifty percent (50%) of the average high three years of Mr. Doherty’s base salary, offset by certain items set forth in the Agreement.

A copy of the Amendment to the Executive Salary Continuation Agreement is attached is Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

           (d)           Exhibits

Number	Description

10.1	Amendment to the Executive Salary Continuation Agreement by and between Central Co-operative Bank and John D. Doherty

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL BANCORP, INC.

Date: March 29, 2012	By:	/s/ Paul S. Feeley
Paul S. Feeley
Senior Vice President and Chief Financial Officer